EXHIBIT 99.1
EMPLOYMENT TRANSITION AND
RETIREMENT AGREEMENT
      THIS EMPLOYMENT TRANSITION AND RETIREMENT AGREEMENT (the “Agreement”), made and entered into on this 13th day of April, 2005 (the “Effective Date”), by and between Safeguard Scientifics, Inc. a Pennsylvania corporation (the “Company”), and Anthony L. Craig (the “Executive”), reads as follows:
ARTICLE I
RECITALS
      WHEREAS, Executive currently serves on the Company’s Board of Directors and as its President and Chief Executive Officer (“CEO”), a position of substantial authority and responsibility in which he has access to the Company’s trade secrets, proprietary information, and intellectual property; and
      WHEREAS, the Executive recently notified the Board of his intention to retire from employment with the Company; and
      WHEREAS, the parties desire Executive to continue as President and CEO of the Company during the period commencing on the date of this Agreement and ending on the Transition Date (defined below), during which Executive will continue his duties and employment and assist the Company in the identification and recruitment of a successor; and
      WHEREAS, on the Transition Date, the Executive shall resign his office and position as CEO of the Company; and
      WHEREAS, following the Transition Date, the parties desire for the Executive to continue as a part-time employee of the Company for a period ending on his Retirement Date (defined below) on mutually agreeable terms; and
      WHEREAS, on the Retirement Date, Executive will resign from his all of his offices and positions with the Company and its subsidiaries; and
      WHEREAS, in appreciation for Executive’s service to the Company, his leadership of the Company and in exchange for all of Executive’s undertakings in this Agreement, the Company and Executive wish to enter into this Agreement to (i) provide for services to be rendered by Executive prior to the Transition Date, (ii) provide for part-time employment to be rendered by Executive during the Transition Period, (iii) provide mutual releases by the Company of Executive and by Executive of the Company as to any claims including, without limitation, claims that might be asserted by Executive under the Age Discrimination in Employment Act, as further described herein, and (iv) assuming that Executive performs the services required by this Agreement and executes and does not rescind the releases contemplated hereunder, provide Executive with the benefits and entitlements described herein.

      NOW THEREFORE, in consideration of these premises and intending to be legally bound hereby, the parties agree as follows:
ARTICLE II
DEFINITIONS
      Section 2.1. “Board” means the Board of Directors of the Company.
      Section 2.2. “Cause” means (a) Executive’s failure to adhere to any written Company policy if Executive has been given a reasonable opportunity to comply with such policy or cure Executive’s failure to comply (which reasonable opportunity must be granted during the ten-day period preceding termination of this Agreement); (b) Executive’s appropriation (or attempted appropriation) of a material business opportunity of the Company, including attempting to secure or securing any personal profit in connection with any transaction entered into on behalf of the Company; (c) Executive’s misappropriation (or attempted misappropriation) of any Company fund or property; or (d) Executive’s conviction of, or his entering a guilty plea or plea of no contest with respect to, a felony, the equivalent thereof, or any other crime with respect to which imprisonment is a possible punishment.
      Section 2.3. “Change in Control” shall be deemed to have occurred if (i) any “person” or “group” (as such terms are used in Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), other than any the Company employee stock ownership plan or an equivalent retirement plan, becomes the beneficial owner (as such term is used in Section 13(d) of the Exchange Act), directly or indirectly, of securities of the Company representing 50% or more of the combined voting power of the Company’s then outstanding voting securities, (ii) the Board ceases to consist of a majority of Continuing Directors (as defined below), (iii) the consummation of a sale of all or substantially all of the Company’s assets or a liquidation (as measured by the fair value of the assets being sold compared to the fair value of all of the Company’s assets), or (iv) a merger or other combination occurs such that a majority of the equity securities of the resultant entity after the transaction are not owned by those who owned a majority of the equity securities of the Company prior to the transaction. A “Continuing Director” shall mean a member of the Board of Directors who either (i) was a member of the board of Directors as of January 1, 2005 or (ii) is nominated or appointed to serve as a Director by a majority of the then Continuing Directors.
      Section 2.4. “Change in Control Termination” means termination of Executive’s employment with the Company during the Executive Period by the Company without Cause or by Executive for Good Reason within twenty four (24) months following a Change in Control.
      Section 2.5. “Code” means the Internal Revenue Code of 1986, as amended.
      Section 2.6. “Deferred Stock Units” means those deferred stock awards made to Executive by the Company and identified on Appendix A.
      Section 2.7. “Disability” means a disability pursuant to which Executive is entitled to receive payments under the Company’s long-term disability plan, or if no such plan is then in effect, a permanent and total disability, as described in Section 22(e)(3) of the Code.

      Section 2.8. “Employment Agreement” means the letter agreement dated October 12, 2001, as amended by letter agreements dated January 15, 2002 and January 1, 2003.
      Section 2.9. “Employment Period” means the period beginning on the Effective Date and ending on the day that Executive’s employment with the Company terminates for any reason.
      Section 2.10. “Executive Period” means the period beginning on the Effective Date and ending on the earlier of (i) the Transition Date or (ii) the day that Executive’s employment with the Company terminates for any reason.
      Section 2.11. “Good Reason” means except otherwise set forth or contemplated by this Agreement, (i) Executive’s assignment (without his consent) to a position, title, responsibilities, or duties of a materially lesser status or degree of responsibility than Executive’s current position, responsibilities, or duties; provided, however, that a mere change in Executive’s area of responsibilities shall not constitute a material change if Executive is reasonably suited by his education and training for such responsibilities and Executive remains an executive officer of the Company; (ii) a reduction of Executive’s base salary or target bonus opportunity (acknowledging that the payment of any bonus is subject to the discretion of the Compensation Committee of the Board); (iii) the relocation of the Company’s principal executive offices to a location which is more than 30 miles away from the location of the Company’s principal executive offices on the date of this Agreement; or (iv) during the Executive Period, Executive’s assignment (without his consent) to be based anywhere other than the Company’s principal executive offices. Notwithstanding the foregoing, good reason shall not exist if the Company cures such action or failure to act that constitutes good reason within a reasonable period of time (which reasonable period of time shall not be longer than 10 days) following the date Executive provides the Company with notice of his intended resignation for good reason. Notwithstanding any other provision of this Agreement to the contrary, neither the execution of this Agreement nor any of the transactions provided for or contemplated by this Agreement shall constitute “Good Reason” under this or any other written agreement by and between the Company and the Executive.
      Section 2.12. “Restricted Period” means the period commencing on the Retirement Date and ending on the first anniversary thereof.
      Section 2.13. “Retirement Date” means the earlier of (i) the last day of the Transition Period or (ii) the day that Executive’s employment with the Company terminates for any reason.
      Section 2.14. “Severance Termination” means termination of Executive’s employment during the Executive Period for any reason other than by the Company for Cause or resignation by the Executive without Good Reason. Notwithstanding any other provision of this Agreement to the contrary, the termination of Executives’ employment at the end of the Transition Period shall not constitute a Severance Termination.

      Section 2.15. “Stock Options” means those options to purchase shares of the Company’s common stock granted to Executive by the Company and identified on Appendix A attached hereto.
      Section 2.16. “Transition Date” means the date immediately prior to the date that the Company’s next CEO is scheduled to commence his or her duties, as identified in a written notice from the Board.
      Section 2.17. “Transition Period” means the period commencing on the business day immediately following the Transition Date and ending 6 months thereafter; provided, however, that the Transition Period may be extended on a month to month basis if mutually agreed to by the Executive and the Board.
ARTICLE III
EMPLOYMENT PERIOD
      Section 3.1. Employment Term. The Company and Executive agree that Executive shall continue in employment and perform such duties for the Company as set forth in this Article 3 until the Retirement Date, unless earlier terminated by the Company or the Executive pursuant to Section 3.3(e) or Section 3.4(d).
      Section 3.2. Duties.
           (a) Executive Period. During the Executive Period, Executive will continue to serve as President and CEO of the Company (his “Position”) and will report directly to the Board and its Chairman and will have all duties customarily associated with the position of a CEO, as are set forth in the Company’s bylaws for such position and as are delegated to the CEO from time to time by the Board. During that period, Executive shall perform his duties faithfully and assist the Board in the identification and recruitment of, and transition to, his successor. On the Transition Date, Executive shall resign from his Position and from membership on the board of directors of any subsidiary of the Company on which he then currently serves.
           (b) Transition Period.
                (i) Employment. Following the resignation required by Section 3.2(a) and during the Transition Period, Executive will remain an employee of the Company and shall make himself available to perform services on a part-time basis for not less than an average of two (2) full business days per week at the Company’s headquarters (or such other locations as reasonably requested by the Board or its delegate). During the Transition Period, Executive shall assist the management of the Company in the transition of responsibility to the Company’s then current CEO and will make himself available to the management of the Company with respect to strategic planning, corporate development and other matters, as determined by the Company’s CEO or by the Board.
                (ii) Membership on the Board. Executive will continue to serve on the Company’s Board during the Transition Period. Upon the expiration of the

Transition Period, Executive will not stand for reelection to the Board; provided, however, that Executive may stand for reelection to the Board if requested by the then CEO of the Company and approved by the Board and Executive chooses to serve as a member of the Board. In light of the compensation paid to Executive for his continuing employment under this Agreement, he will not be entitled to any additional compensation for his service as a member of the Board during the Transition Period. Following the expiration of the Transition Period, if he is reelected to the Board, he will be entitled to the same compensation as is then paid to other members of the Board who are also non-employee directors.
      Section 3.3. Compensation during the Executive Period. In consideration of agreeing to continue to remain employed by the Company until the Transition Date and subject to Section 3.3(e) and Article 4, the Company shall pay or cause to be paid or provided to Executive during the Executive Period the following amounts and benefits:
           (a) Base Salary. During the Executive Period, Executive will receive a base salary of $600,000 per annum (the “Base Salary”).
           (b) Bonus. With respect to the 12-month period ending December 31, 2005, Executive will participate in the Company’s 2005 Management Incentive Plan (the “MIP”), subject to the bonus schedule set forth in Appendix B, attached hereto. If the Transition Date is after January 1, 2006, Executive shall be eligible to participate in the Company’s bonus program for executive officers as may be established by the Board from time to time.
           (c) Fringe Benefits. During the Executive Period, Executive will be paid a car allowance at the rate of $10,000 per annum, will be reimbursed for country club dues at the rate of $8,000 per annum, will participate in the Company’s executive medical plan (pursuant to which up to $5,000 per annum of reasonable and necessary medical, healthcare, vision or dental expenses not allowed under normal health plans are reimbursed), and will receive life insurance providing up to $1,000,000 in death benefits payable on the Executive’s death (assuming that Executive meets normal insurability requirements) paid by the Company. In addition, Executive will be entitled to participate in all other benefit programs offered generally by the Company to its other executives.
           (d) Repayment of Club Membership Expenses. Executive will repay the Company $75,000 in exchange for the Company’s beneficial interest in the Applebrook Country Club membership, not later than ten (10) days following the earlier of the Transition Date or the Retirement Date, unless otherwise agreed to by the Executive and the Board.
           (e) Severance; Severance Payments. Consistent with the terms and conditions of the Employment Agreement, at any time during the Executive Period, (1) the Company may terminate the employment of the Executive with or without Cause upon written notice to the Executive and (2) the Executive may terminate his employment with or without Good Reason on thirty (30) days written notice to the Company. Subject to the terms and conditions set forth below, in the event that there is a Change in Control Termination or a Severance Termination during the Executive Period, the Company shall provide Executive with the following benefits, which together with any benefits provided under the applicable terms of any other plan or program sponsored by the Company, and applicable to Executive, shall be the only severance benefits or other payments in respect of Executive’s employment with the Company to which Executive shall be entitled (including those payments contemplated by Section 3.4). The benefits Executive receives under this Section 3.3(e) will be in respect of all Base Salary, bonus or other incentive compensation, accrued vacation and other rights that Executive may have against the Company or its affiliates.
                (i) Executive will receive a payment in satisfaction of the requirements set forth in Section 3.3(b) equal to a pro-rata amount of the amount payable for 2005 under Section 3.4 (assuming that Executive’s Transition Date occurs on December 31, 2005).
                (ii) Executive will receive a lump sum payment equal to the product of (i) 3 multiplied by (ii) the sum of Executive’s Base Salary (of not less than $600,000) plus the greater of Executive’s bonus at his target bonus (of not less than $720,000) or the average of his actual bonus as received for the last three completed fiscal years during which Executive was President and Chief Executive Officer of the Company (taking into account the value of any equity grants received by Executive during such period in lieu of cash bonuses).
                (iii) Except as provided below, Executive will vest in his interests under and Executive will receive benefits in accordance with the terms and conditions set forth in the Company’s various long term incentive plans.
                (iv) Executive will receive up to twenty four (24) months continued coverage under the Company’s medical and health plans and life insurance plans, which coverage shall run concurrent with the coverage provided under section 4980B of the Code; or as an alternative, at the discretion of the Board, the Board may elect to pay Executive in lieu of such coverage an amount equal to Executive’s cost of continuing such coverage. Executive should consult with the Company’s Manager of Human Resources concerning the process for assuming ownership of and continued premium payments for any whole life policy at the end of such twenty four (24) month period.
                (v) Executive will be reimbursed promptly for all his reasonable and necessary business expenses incurred on behalf of the Company prior to Executive’s termination date in accordance with the Company’s customary policies.
                (vi) Upon a Change of Control Termination, Executive will become fully vested in all of Executive’s outstanding Stock Options and Executive may exercise those Stock Options during the thirty six (36) month period following his termination of employment (unless any of the options would by their terms expire sooner, in which case Executive may exercise such options at any time before their expiration) and Executive will become fully vested in all of his outstanding restricted stock awards and Deferred Stock Units, if any.
                (vii) If Executive’s employment with the Company is terminated during the Executive Period for any reason, other than Cause or his resignation without Good Reason, Executive will become fully vested in his outstanding Stock Options and Executive may exercise those Stock Options during the 36 month period following his termination of employment (unless any of the options would by their terms expire sooner, in which case Executive may exercise such options at any time before their expiration). In addition, upon such a termination, Executive’s restricted stock grants made before October 1, 2002 will become fully vested and the Board, in its discretion may accelerate the vesting of any restricted stock grants and Deferred Stock Units, if any, made or credited after October 1, 2002.
                (viii) Executive will not be required to mitigate the amount of any payment provided for in this Section 3.3 by seeking other employment or otherwise.
      Section 3.4. Compensation During the Transition Period. In consideration of resigning from his Position (as required by Section 3.2(a)) and agreeing to remain a part-time employee during the Transition Period, subject to Section 3.4(d) and Article 4, the Company shall pay or cause to be paid or provided to Executive during the Transition Period the following amounts and benefits:
           (a) Salary. The Company will pay to Executive a monthly salary of $75,000 or, for any partial month, a pro-rata amount (the “Transition Period Salary”) for each month during the Transition Period with respect to which Executive makes himself available to provide services, which amounts will be paid in accordance with Safeguard’s then standard payroll practices;
           (b) Certain Fringe Benefits. For each month during the Transition Period with respect to which Executive makes himself available to provide services, Executive (and, to the extent covered immediately prior to the date of termination, his spouse and dependents) will continue to be covered under the Company’s group health program (which for purposes hereof, includes medical, executive medical, dental, vision and life insurance benefits). Such continuation coverage will be provided at the same cost to Executive during the Transition Period as in effect immediately prior to the Transition Period. Executive shall not be entitled to any other fringe benefits during the Transition Period, including without limitation, the reimbursement of any country club dues or car allowance; and
           (c) No Bonus Payments. During the Transition Period, Executive shall not be eligible for nor shall he receive any payment with respect to any (i) annual, short-term or long-term cash incentive compensation plan or (ii) any severance plan, policy or program maintained by the Company.
           (d) Severance Payments.
                (i) Reasons for Termination. At any time during the Transition Period, (1) the Company may terminate the employment of the Executive with or without Cause upon written notice to the Executive and (2) the Executive may terminate his employment with Good Reason on thirty (30) days written notice to the Company.
                (ii) Severance Upon a Termination Without Cause or for Good Reason. Subject to Section 3.7, if Executive’s employment during the Transition Period is terminated by the Company without Cause or by Executive for Good Reason, the Company will continue to pay to Executive (1) the Transition Period Salary through the end of the then current Transition Period and (2) the benefits required by Section 3.5.

                (iii) Severance Upon a Termination For Cause or Without Good Reason. If Executive’s employment during the Transition Period is terminated by the Company for Cause or by Executive for any reason other than Good Reason, then notwithstanding any other provision of this Agreement, he will not be entitled to any further payments and all his entitlements under this Section 3.4 and Section 3.5 will cease.
                (iv) Termination of the Transition Period. Executive shall not be entitled to any severance or other benefits from the Company and the Company shall have no further obligations to the Executive as a result of the Transition Period ending because of either party notifying the other party that the Transition Period will not be extended beyond the initial six month period or any then current one-month extension.
      Section 3.5. Compensation Following the Transition Period. Following the end of the Transition Period and subject to Article 4:
           (a) During the period Executive is eligible for COBRA, the Company will pay the COBRA premium for health insurance coverage for Executive and his spouse. Thereafter, Executive will receive an annual cash payment from the Company of up to a maximum of $20,000 per annum as reimbursement for the actual cost incurred by Executive (from an independent third party provided as reflected in appropriate documentation) health insurance coverage for Executive and his spouse, payable until the earlier of: (1) the date that Executive attains age 65 or (2) the date that Executive dies; and
           (b) Notwithstanding the terms of the Company’s equity incentive plans and any Stock Option award or deferred stock unit agreement between Executive and the Company, solely for purposes of the vesting to purchase shares of the Company’s common stock under any Stock Option award and Deferred Stock Units held by Executive as of the Retirement Date, Executive will be treated as continuing in the employment of the Company until the later of (a) January 1, 2006, (b) the date six months after the last day of the Transition Period, or (c) the date six months after the last day of Executive’s service as a member of the Board (the “Revised Vesting Period”); provided however, that any Stock Option held by Executive on the Retirement Date will terminate on the earlier of (a) the second anniversary of the last day of the Revised Vesting Period, or (b) the date such Stock Option expires pursuant to the terms of the Company’s equity incentive plan and the applicable Stock Option award agreement. In all other respects, the terms of the Stock Options and the Deferred Stock Units shall remain unchanged by this Agreement.
      Section 3.6. Effect of Certain Terminations. In the event that the Employment Period is terminated by the Company or by the Executive for any reason (a) prior to the Transition Date, the Transition Period shall not commence and all of the Company’s obligations under Section 3.4 or Section 3.5 shall immediately terminate and be of no further force or effect or (b) after the Transition Date but prior to the termination of the Transition Period, the Company’s obligations under Section 3.5 shall immediately terminate and be of no further force or effect, except as provided for under Section 3.4. Notwithstanding the generality of the foregoing, no payments or benefits will become payable pursuant to this Article 3 following the date of Executive’s death or the date that his employment with the Company terminates as a result of his becoming Disabled.

      Section 3.7. Release Requirements. The Executive shall be required to execute and not to revoke a copy of the release agreement substantially in the form attached hereto as Appendix C (each, a “Release”) as follows: (a) as a condition to this Agreement becoming effective, a Release must be executed by the Executive prior the 22nd day following the Effective Date and not revoked by the Executive during the period provided in such agreement; (b) as a condition of receiving any benefits under Sections 3.3(e) and 3.4(d), a Release must be executed by the Executive prior the 22nd day following his last date of employment and not revoked by the Executive during the period provided in such agreement; (c) as a condition of continuing in the employment of the Company during the Transition Period and for the benefits set forth in Section 3.4, a Release must be executed by the Executive prior the 22nd day following the Transition Date and not revoked by the Executive during the period provided in such agreement; and (d) as a condition to receiving the benefits under Section 3.5, a Release must be executed by the Executive prior the 22nd day following the Retirement Date and not revoked by the Executive during the period provided in such agreement.
      Section 3.8. Limitation on Payments. Upon Executive’s termination of employment with the Company in connection with a Change of Control, as discussed above, if it is determined that any payment or distribution by the Company of benefits provided under this Agreement or any other payments or benefits due upon a Change of Control (the “Change of Control Benefits”) would constitute an “excess parachute payment” within the meaning of section 280G of the Code that would be subject to an excise tax under section 4999 of the Code (the “Excise Tax”) the following provisions shall apply. If the aggregate present value to Executive of receiving the Change of Control Benefits and paying the Excise Tax is not greater than the aggregate present value to Executive of the Change of Control Benefits reduced to the safe harbor amount (as defined below), then the Company shall reduce the Change of Control Benefits such that the aggregate present value to Executive of receiving the Change of Control Benefits is equal to the safe harbor amount. Otherwise Executive shall receive the full amount of the Change of Control Benefits and Executive shall be responsible for payment of the Excise Tax. For purposes of this paragraph “present value” shall be determined in accordance with Section 280G(d)(4) of the Code and the term “safe harbor amount” shall mean an amount expressed in the present value that maximizes the aggregate present value of the Change of Control Benefits without causing any of the Change of Control Benefits to be subject to the deduction limitations set forth in Section 280G of the Code. All determinations made pursuant to Section 3.9 shall be made by the Company’s independent public accountant immediately prior to the Change of Control (the “Accounting Firm”), which firm shall provide its determinations and any supporting calculations both to the Company and to Executive within ten days of the termination date. Any such determination by the Accounting Firm shall be binding upon Executive and the Company. Executive shall then, in his sole discretion, determine which and how much of the Change of Control Benefits shall be eliminated or reduced consistent with the requirements of the foregoing paragraph. All of the fees and expenses of the Accounting Firm in performing the determinations referred to above shall be borne solely by the Company.

ARTICLE IV
RESTRICTIVE COVENANTS AND REMEDIES
      Section 4.1. Confidential Information. In consideration of the retention by the Company of Executive and the consideration outlined in Article 3 of this Agreement, and as an inducement to the Company to continue to entrust Executive with its Trade Secrets (as hereinafter defined), Executive agrees that Executive will not use for himself or disclose to any person any Trade Secret of the Company obtained by Executive as a result of his retention by the Company unless authorized in writing by the Company to do so. For purposes of this Agreement, Trade Secrets will be deemed to include, but not be limited to, all confidential information (which will be deemed to be all information not otherwise available to the general public), price lists, production techniques, patents, designs, inventions, copyrighted materials, product lists, marketing strategies, personnel files, customer lists, and all other information or material received by Executive in connection with his employment by the Company. Upon cessation of Executive’s service to the Company for any reason, all written or electronic materials evidencing Trade Secrets, and all copies thereof, in the possession or control of Executive shall be delivered to the Company.
           (a) Executive further agrees, covenants and promises that he will not in any way communicate the terms of this Agreement to any person other than his immediate family and his attorney and financial consultant or when necessary to enforce this Agreement or to advise a third party of his obligations under this Agreement until this Agreement becomes a public document by reason of its disclosure by the Company.
      Section 4.2. Restrictive Covenants. In consideration of the retention by the Company of Executive and the consideration outlined in Article 3 of this Agreement, Executive agrees to be bound by this Section 4.2. Executive will not, directly or indirectly, do any of the following during the Employment Period and the Restricted Period (as defined below):
           (a) engage or participate in any business activity substantially similar to an activity from which the Company or any of its subsidiaries or affiliates derived revenue in the calendar year preceding the date the Employment Period ends (a “Competing Business”);
           (b) become interested in (as owner, stockholder, lender, partner, co-venturer, director, officer, employee, agent or consultant) any person, firm, corporation, association or other entity engaged in any Competing Business. Notwithstanding the foregoing, Executive may hold up to 4.9% of the outstanding securities of any class of any publicly traded securities of any company;
           (c) solicit or call on, either directly or indirectly, for purposes of selling goods or services competitive with goods or services sold by the Company or any of its subsidiaries or affiliates, any customer with whom the Company shall have dealt or any prospective customer that the Company shall have identified and solicited at any time during Executive’s employment by the Company;

           (d) influence or attempt to influence any supplier, customer or potential customer of the Company to terminate or modify any written or oral agreement or course of dealing with the Company;
           (e) influence or attempt to influence any person to terminate or modify any employment, consulting, agency, distributorship or other arrangement with the Company; or
           (f) employ or retain, or arrange to have any other person or entity employ or retain, any employee, consultant, agent or distributor of the Company or any of its subsidiaries or affiliates, or any person or entity who, within the 12 months preceding the application of this Section 4.2, was employed or engaged by the Company or any of its subsidiaries or affiliates as an employee, consultant, agent or distributor.
      For purposes of this Agreement, the “Restricted Period” generally means the one-year period beginning on the last day of the Executive’s employment with the Company pursuant to Article 3.
      Executive acknowledges that the restrictions contained in Sections 4.1 and 4.2 are reasonable and necessary to protect the legitimate interests of the Company and its subsidiaries and affiliates and that the duration of the Restricted Period, and the provisions of this Section 4.1 and 4.2, are reasonable given Executive’s position within the Company and the substantial consideration payable under this Agreement. Executive further acknowledges that this Sections 4.1 and 4.2 is included herein in order to induce the Company to enter into this Agreement and that the Company would not have entered into this Agreement or in the absence of these provisions.
      Section 4.3. Enforcement.
           (a) Specific Enforcement. Executive acknowledges that any breach by him, willfully or otherwise, of this Article 4 will cause continuing and irreparable injury to the Company for which monetary damages would not be an adequate remedy. Executive will not, in any action or proceeding to enforce any of the provisions of this Agreement, assert the claim or defense that such an adequate remedy at law exists. In the event of any such breach by Executive, the Company will have the right to enforce this Agreement by seeking injunctive or other relief in any court and this Agreement will not in any way limit remedies of law or in equity otherwise available to the Company.
           (b) Restitution. If Executive breaches any part of Section 4.1 or 4.2, the Company will have the right and remedy to require Executive to account for and pay over to the Company all compensation, profits, monies, accruals, increments or other benefits derived or received by Executive as the result of such breach. This right and remedy will be in addition to, and not in lieu of, any other rights and remedies available to the Company under law or in equity.
           (c) Extension of Restricted Period. If Executive breaches Section 4.1 or 4.2, the Restricted Period will be extended by an amount of time equal to the period that Executive was in breach.

           (d) Judicial Modification. If any court determines that Section 4.1, 4.2, or this Section 4.3 (or any part thereof) is unenforceable because of its duration or geographic scope, that court will have the power to modify that section and, in its modified form, that section will then be enforceable.
           (e) Restrictions Enforceable in All Jurisdictions. If any court holds that Section 4.1, 4.2, or this Section 4.3 (or any part thereof) is unenforceable by reason of its breadth or scope or otherwise, it is the intention of the parties hereto that such determination not bar or in any way affect the right of the Company to the relief provided above in the courts of any other jurisdiction within the geographic scope of this section.
           (f) Disclosure of Protective Provisions. Executive agrees to disclose the existence and terms of Sections 4.1 and 4.2 to any employer for whom Executive works during the one-year period following the Retirement Date. Executive also agrees that for a period of one year following the Retirement Date, Executive will provide, and that at all times after the date hereof the Company may similarly provide, a copy of this Section 4 to any business or enterprise (i) which Executive may directly or indirectly own, manage, operate, finance, join, control or of which he may participate in the ownership, management, operation, financing, or control, or (ii) with which Executive may be connected as an officer, director, employee, partner, principal, agent, representative, consultant or otherwise, or in connection with which Executive may use or permit to be used Executive’s name.
ARTICLE V
MISCELLANEOUS
      Section 5.1. Non-Disparagement. The Company (meaning, solely for this purpose, Company’s directors and executive officers and other individuals authorized to make official communications on Company’s behalf) will not disparage Executive or Executive’s performance or otherwise take any action that could reasonably be expected to adversely affect Executive’s personal or professional reputation. Similarly, Executive will not disparage the Company or any of its directors, officers, agents or employees or otherwise take any action that could reasonably be expected to adversely affect the reputation of the Company or the personal or professional reputation of any of the Company’s directors, officers, agents or employees.
      Section 5.2. Cooperation. Executive further agrees that, subject to reimbursement of his reasonable expenses, he will cooperate fully with the Company and its counsel with respect to any matter (including litigation, investigations, or governmental proceedings) which relates to matters with which Executive was involved during his employment with Company. Executive will render such cooperation in a timely manner on reasonable notice from the Company.
      Section 5.3. Ownership of Inventions and Ideas. Executive acknowledges that the Company shall be the sole owner of all patents, patent applications, patent rights, formulas, copyrights, inventions, developments, discoveries, other improvements, data, documentation, drawings, charts, and other written, audio and/or visual materials relating to methods, products, processes, or programs in connection with or useful to the business of the Company or its affiliates (collectively, the “Developments”) which Executive, by himself or in conjunction with any other person, conceived, made, acquired, acquired knowledge of, developed or created during the term of his employment with the Company, free and clear of any claims by him (or any of his successors or assignees) of any kind or character whatsoever other than his rights under this Agreement. Executive acknowledges that all copyrightable Developments shall be considered works made for hire under the Federal Copyright Act. Executive hereby assigns and transfers all of his right, title and interest in and to all such Developments, and agrees that he shall, at the request of the Company, execute or cooperate with the Company in any patent applications, execute such assignments, certificates or other instruments, and do any and all other acts, as the Company from time to time reasonably deems necessary or desirable to evidence, establish, maintain, perfect, protect, enforce or defend the Company’s rights, title and interest in or to any such Developments.
      Section 5.4. Certain Acknowledgements. Executive hereby acknowledges that he shall not be entitled to any severance benefits under any plan, policy or program maintained by the Company for any of its employees other than as specifically set forth herein. Executive further acknowledges that, except as provided herein specifically: (i) he has no entitlement from the Company or any of its subsidiaries or affiliates under any employment, change in control, severance or any similar arrangement, and (ii) the Company does not and will not have any liability or obligation to him. Executive further acknowledges that, in the absence of this Agreement, the payments, rights and benefits specified in Article 3 would not otherwise be due to him. Executive represents and acknowledges that (i) Executive has been advised by the Company to consult Executive’s own legal counsel in respect of this Agreement, and (ii) that Executive has had full opportunity, prior to execution of this Agreement, to review thoroughly this Agreement with Executive’s counsel.
      Section 5.5. Superceding Agreement; Amendments. This Agreement supersedes all prior agreements including the Employment Agreement, except as specifically set forth in this Agreement, and sets forth the entire understanding among the parties hereto with respect to the subject matter hereof and cannot be changed, modified, extended or terminated except upon written amendment approved and executed by Executive and approved by the Board and executed by an authorized officer on behalf of the Company.
      Section 5.6. Payments Subject to Tax Withholding. All payments and transfers of property described in this Agreement will be made net of any applicable tax withholding.
      Section 5.7. No Admission of Liability. This Agreement is not to be construed as an admission of any violation of any federal, state or local statute, ordinance or regulation or of any duty owed by the Company to Executive or by Executive of any duty owed to the Company. There have been no such violations, and the Company and Executive specifically deny any such violations.
      Section 5.8. Successors and Assigns. This Agreement will inure to the benefit of and be binding upon the Company and Executive and their respective successors, executors, administrators and heirs. Executive may not make any assignment of this Agreement or any interest herein, by operation of law or otherwise. The Company may assign this Agreement to any successor to all or substantially all of its assets and business by means of liquidation, dissolution, merger, consolidation, transfer of assets, or otherwise.
      Section 5.9. Severability. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law. However, if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability will not affect any other provision, and this Agreement will be reformed, construed and enforced as though the invalid, illegal or unenforceable provision had never been herein contained.
      Section 5.10. Notice. Any notice or communication required or permitted under this Agreement will be made in writing and (a) sent by overnight courier, (b) mailed by certified or registered mail, return receipt requested or (c) sent by telecopier, addressed as follows:
      If to Executive:

Anthony L. Craig 4041 Arrow Wood Court Bonita Springs, FL 34134
      If to the Company:

Safeguard Scientifics, Inc. 800 The Safeguard Building 435 Devon Park Drive Wayne, PA 19087 Attn: General Counsel
      Section 5.11. Governing Law/Arbitration. This agreement will be construed and enforced in accordance with the law of the Commonwealth of Pennsylvania without regard to the conflicts of laws rules of any state. Any controversy or claim arising out of or relating to this agreement, or the breach thereof, will be settled by arbitration in Philadelphia, Pennsylvania, in accordance with the National Rules for the Resolution of Employment Disputes of the American Arbitration Association, using one arbitrator, and judgment upon the award rendered by the arbitrator may be entered in any court of competent jurisdiction.
      Section 5.12. Counterparts and Facsimiles. This Agreement may be executed, including execution by facsimile signature, in one or more counterparts, each of which will be deemed an original, and all of which together will be deemed to be one and the same instrument.
      Section 5.13. Compliance with Section 409A of the Code. Notwithstanding anything herein to the contrary, if payment of any of the amounts to be made pursuant to this Agreement is required to be postponed in order to avoid disadvantageous tax treatment under Section 409A of the Internal Revenue Code (as added by the American Jobs Creation Act of 2004), payment of such amounts shall be postponed for up to six months until payment is permitted under Section 409A. If payment of any such amount is postponed, the postponed portion will be paid as soon as payment is permitted under Section 409A.

      IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year first above written.

SAFEGUARD SCIENTIFICS, INC.		ANTHONY L. CRAIG

By:	/s/ Steven J. Feder	/s/ Anthony L. Craig

Steven J. Feder Senior Vice President

/s/ Steven J. Feder

Witness

Appendix A — Stock Options and Deferred Stock Units
APPENDIX A
Stock Options as of April 11, 2005

Option
Number	Date	Plan	Type	Granted	Price	Exercised	Vested	Cancelled	Unvested	Outstanding	Exercisable

001782	10/12/2001	2001	NQ	1,000,000	$2.1150	0	750,000	0	250,000	1,000,000	750,000
002059	03/13/2002	1999	ISO	119,044	$3.3600	0	66,962	0	52,082	119,044	66,962
002060	03/13/2002	1999	NQ	380,956	$3.3600	0	308,038	0	72,918	380,956	308,038
002107	08/06/2002	1999	NQ	300,000	$1.2500	0	200,000	0	100,000	300,000	200,000
002305	12/20/2004	1999	ISO	94,564	$2.1150	0	0	0	94,564	94,564	0
002306	12/20/2004	1999	NQ	655,436	$2.1150	0	0	0	655,436	655,436	0
				2,550,000		0	1,325,000	0	1,225,000	2,550,000	1,325,000

APPENDIX A (continued)
Deferred Stock Units

Number	Award Date	Plan	Shares	Price	Lapse Date

002165	12/18/2002	99DS	88,750	$0.0000	12/18/2003
002166	12/18/2002	99DS	7,396	$0.0000	01/01/2004
002166	12/18/2002	99DS	7,396	$0.0000	02/01/2004
002166	12/18/2002	99DS	7,396	$0.0000	03/01/2004
002166	12/18/2002	99DS	7,396	$0.0000	04/01/2004
002166	12/18/2002	99DS	7,396	$0.0000	05/01/2004
002166	12/18/2002	99DS	7,396	$0.0000	06/01/2004
002166	12/18/2002	99DS	7,396	$0.0000	07/01/2004
002166	12/18/2002	99DS	7,396	$0.0000	08/01/2004
002166	12/18/2002	99DS	7,395	$0.0000	09/01/2004
002166	12/18/2002	99DS	7,395	$0.0000	10/01/2004
002167	12/18/2002	99DS	7,396	$0.0000	11/01/2004
002167	12/18/2002	99DS	7,396	$0.0000	12/01/2004
002167	12/18/2002	99DS	7,396	$0.0000	01/01/2005
002167	12/18/2002	99DS	7,396	$0.0000	02/01/2005
002167	12/18/2002	99DS	7,396	$0.0000	03/01/2005
002167	12/18/2002	99DS	7,396	$0.0000	04/01/2005
002167	12/18/2002	99DS	7,396	$0.0000	05/01/2005
002167	12/18/2002	99DS	7,396	$0.0000	06/01/2005
002167	12/18/2002	99DS	7,395	$0.0000	07/01/2005
002167	12/18/2002	99DS	7,395	$0.0000	08/01/2005
002168	12/18/2002	99DS	7,396	$0.0000	09/01/2005
002168	12/18/2002	99DS	7,396	$0.0000	10/01/2005
002168	12/18/2002	99DS	7,396	$0.0000	11/01/2005
002168	12/18/2002	99DS	7,396	$0.0000	12/01/2005
002168	12/18/2002	99DS	7,396	$0.0000	01/01/2006
002168	12/18/2002	99DS	7,396	$0.0000	02/01/2006
002168	12/18/2002	99DS	7,396	$0.0000	03/01/2006
002168	12/18/2002	99DS	7,396	$0.0000	04/01/2006
002168	12/18/2002	99DS	7,395	$0.0000	05/01/2006
002168	12/18/2002	99DS	7,395	$0.0000	06/01/2006
002169	12/18/2002	99DS	7,396	$0.0000	07/01/2006
002169	12/18/2002	99DS	7,396	$0.0000	08/01/2006
002169	12/18/2002	99DS	7,396	$0.0000	09/01/2006
002169	12/18/2002	99DS	7,396	$0.0000	10/01/2006
002169	12/18/2002	99DS	7,396	$0.0000	11/01/2006
002169	12/18/2002	99DS	7,396	$0.0000	12/01/2006
	12/18/02 Grant		355,000

APPENDIX A (continued)
Deferred Stock Units

Number	Award Date	Plan	Shares	Price	Lapse Date

002241	01/12/2004	DSPA	125,000	$0.0000	09/30/2004
002253	01/12/2004	04DS	31,250	$0.0000	01/12/2005
002254	01/12/2004	04DS	2,605	$0.0000	02/01/2005
002254	01/12/2004	04DS	2,605	$0.0000	03/01/2005
002254	01/12/2004	04DS	2,604	$0.0000	04/01/2005
002254	01/12/2004	04DS	2,604	$0.0000	05/01/2005
002254	01/12/2004	04DS	2,604	$0.0000	06/01/2005
002254	01/12/2004	04DS	2,604	$0.0000	07/01/2005
002254	01/12/2004	04DS	2,604	$0.0000	08/01/2005
002254	01/12/2004	04DS	2,604	$0.0000	09/01/2005
002254	01/12/2004	04DS	2,604	$0.0000	10/01/2005
002254	01/12/2004	04DS	2,604	$0.0000	11/01/2005
002255	01/12/2004	04DS	2,605	$0.0000	12/01/2005
002255	01/12/2004	04DS	2,605	$0.0000	01/01/2006
002255	01/12/2004	04DS	2,604	$0.0000	02/01/2006
002255	01/12/2004	04DS	2,604	$0.0000	03/01/2006
002255	01/12/2004	04DS	2,604	$0.0000	04/01/2006
002255	01/12/2004	04DS	2,604	$0.0000	05/01/2006
002255	01/12/2004	04DS	2,604	$0.0000	06/01/2006
002255	01/12/2004	04DS	2,604	$0.0000	07/01/2006
002255	01/12/2004	04DS	2,604	$0.0000	08/01/2006
002255	01/12/2004	04DS	2,604	$0.0000	09/01/2006
002256	01/12/2004	04DS	2,605	$0.0000	10/01/2006
002256	01/12/2004	04DS	2,605	$0.0000	11/01/2006
002256	01/12/2004	04DS	2,604	$0.0000	12/01/2006
002256	01/12/2004	04DS	2,604	$0.0000	01/01/2007
002256	01/12/2004	04DS	2,604	$0.0000	02/01/2007
002256	01/12/2004	04DS	2,604	$0.0000	03/01/2007
002256	01/12/2004	04DS	2,604	$0.0000	04/01/2007
002256	01/12/2004	04DS	2,604	$0.0000	05/01/2007
002256	01/12/2004	04DS	2,604	$0.0000	06/01/2007
002256	01/12/2004	04DS	2,604	$0.0000	07/01/2007
002257	01/12/2004	04DS	2,605	$0.0000	08/01/2007
002257	01/12/2004	04DS	2,605	$0.0000	09/01/2007
002257	01/12/2004	04DS	2,605	$0.0000	10/01/2007
002257	01/12/2004	04DS	2,604	$0.0000	11/01/2007
002257	01/12/2004	04DS	2,604	$0.0000	12/01/2007
002257	01/12/2004	04DS	2,601	$0.0000	01/01/2008

	1/12/04 Grant		250,000

	Total		605,000

Appendix B — Bonus Calculation
With respect to the period ending December 31, 2005, Executive’s bonus under the Safeguard 2005 Management Incentive Plan (“MIP”) will be based on two components, determined as follows:
If the Executive Period ends on or before May 31, 2005, Executive will receive a bonus payment equal to the product of (i) $622,800, multiplied by (ii) a fraction, the numerator of which is the number of days in the Company’s fiscal year elapsed at the time of the termination and the denominator of which is 365.
If the Executive Period ends after May 31, 2005 and on or before December 31, 2005, Executive will receive a pro rata bonus equal to Component One plus Component Two based on the following schedule:

Date Executive Period Ends	Component One	Component Two

after May 31, 2005 but on or before June 30, 2005	$259,500	$0

after June 30, 2005 but on or before July 31, 2005	$222,429	1/7 of 2005 MIP payable bonus

after July 31, 2005 but on or before August 31, 2005	$185,357	2/7 of 2005 MIP payable bonus

after August 31, 2005 but on or before September 30, 2005	$148,286	3/7 of 2005 MIP payable bonus

after September 30, 2005 but on or before October 31, 2005	$111,214	4/7 of 2005 MIP payable bonus

after October 31, 2005 but on or before November 30, 2005	$74,143	5/7 of 2005 MIP payable bonus

after November 30, 2005 but on or before December 31, 2005	$37,071	6/7 of 2005 MIP payable bonus

after December 31, 2005	$0	100% of 2005 MIP payable bonus

The actual amount of the MIP bonus payment, if any, will be determined by the Board based upon the attainment of specified performance targets adopted in connection with the MIP.

Appendix C — Release Agreement
RELEASE OF CLAIMS
      FOR AND IN CONSIDERATION OF the benefits to be provided to Anthony L. Craig (“Executive”) in connection with [AS APPLICABLE: [the execution of] [the termination of the Executive Period, as set forth and defined within] [the termination of his employment, as set forthin]] that certain Employment Transition and Retirement Agreement by and between Safeguard Scientifics, Inc. (the “Company”) and Executive, dated as of April 13, 2005 (the “Employment Agreement”), which are conditioned on Executive signing this Release of Claims and to which Executive is not otherwise entitled, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Executive does hereby REMISE, RELEASE, AND FOREVER DISCHARGE the Company and each of its past or present subsidiaries and affiliates, its and their past or present officers, directors, stockholders, employees and agents, their respective successors and assigns, heirs, executors and administrators, the pension and employee benefit plans of the Company, or of its past or present subsidiaries or affiliates, and the past or present trustees, administrators, agents, or employees of the pension and employee benefit plans (hereinafter collectively included within the term the “Company”), acting in any capacity whatsoever, of and from any and all manner of actions and causes of actions, suits, debts, claims and demands whatsoever in law or in equity, which Executive ever had, now have, or hereafter may have, or which Executive’s heirs, executors or administrators hereafter may have, by reason of any matter, cause or thing whatsoever from the beginning of Executive’s employment with the Company to the date of this Agreement and particularly, but without limitation of the foregoing general terms, any claims arising from or relating in any way to Executive’s employment relationship and/or the termination of Executive’s employment relationship with the Company, including but not limited to, any claims which have been asserted, could have been asserted, or could be asserted now or in the future under any federal, state or local laws, including any claims under the Pennsylvania Human Relations Act, 43 PA. C.S.A. §§ 951 et seq., as amended, the Rehabilitation Act of 1973, 29 USC §§ 701 et seq., as amended, Title VII of the Civil Rights Act of 1964, 42 USC §§ 2000e et seq., as amended, the Civil Rights Act of 1991, 2 USC §§ 60 et seq., as applicable, the Age Discrimination in Employment Act of 1967, 29 USC §§ 621 et seq., as amended ( “ADEA”), the Americans with Disabilities Act, 29 USC §§ 706 et seq., and the Employee Retirement Income Security Act of 1974, 29 USC §§ 301 et seq., as amended, any contracts between the Company and Executive and any common law claims now or hereafter recognized and all claims for counsel fees and costs; provided, however, that this release shall not apply to any entitlements under the terms of the Employment Agreement or under any other plans or programs of the Company in which Executive participated and under which Executive has accrued and become entitled to a benefit other than under any Company separation or severance plan or programs and provided, further, that this release shall not apply to any claims Executive may have as a stockholder of the Company so long as Executive is not the moving, initiating or lead party.
      This Release shall not release the Company, its subsidiaries and affiliated companies or any of their insurance carriers from any obligation it or they might otherwise have to defend and/or indemnify Executive and hold harmless Executive in his capacity as a director and officer of Safeguard and/or a director or officer of any Safeguard subsidiary or affiliated company, and Safeguard affirms its obligation to provide indemnification to Executive in his capacity as a director and officer or former director or officer of Safeguard and/or a director or officer or former director or officer of any Safeguard subsidiary or affiliated company, as set forth in its and their respective bylaws and charter documents.
      In signing this Release of Claims, Executive acknowledges his understanding that he may not sign it prior to [AS APPLICABLE: [his execution of the Employment Agreement] [the termination of the Executive Period (as defined in the Employment Agreement)] [the termination of his employment]], but that he may consider the terms of this Release of Claims for up to twenty-one (21) days (or such longer period as the Company may specify) from [AS APPLICABLE: [the execution of the Employment Agreement] [the date that the Executive Period terminates] [the date Executive’s employment with the Company terminates]]. Executive also acknowledges that he is advised by the Company and its subsidiaries and other affiliates to seek the advice of an attorney prior to signing this Release of Claims; that Executive has had sufficient time to consider this Release of Claims and to consult with an attorney, if he wished to do so, or to consult with any other person of his choosing before signing; and that he is signing this Release of Claims voluntarily and with a full understanding of its terms. Executive further acknowledge that, in signing this Release of Claims, he has not relied on any promises or representations, express or implied, that are not set forth expressly in the Employment Agreement. Executive understands that he may revoke this Release of Claims at any time within seven (7) days of the date of his signing by written notice to the Company and that this Release of Claims will take effect only upon the expiration of such seven-day revocation period and only if Executive has not timely revoked it.
      Intending to be legally bound, Executive has signed this Release of Claims under seal as of the date written below.

Signature:

Name (please print):	Anthony L. Craig

Date Signed: